UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 15, 2010

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Departure:

(b)           On January 15, 2010, David R. Gandara, M.D. tendered his resignation as a director of Response Genetics, Inc. (the “Company”), effective as of January 19, 2010. The resignation was not a result of a disagreement with the Company. The press release issued on January 19, 2010 is filed herewith as Exhibit 99.1.

(d)           On January 15, 2010, the board of directors (the “Board”) of the Company elected Edith P. Mitchell to the Board as a director of the Company.  The full text of the press release issued in connection with the appointment of Dr. Mitchell to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Ms. Mitchell will be compensated for her services as a director pursuant to the Company’s Director Compensation Policy filed as an exhibit to the Company’s 2007 Annual Report on Form 10-KSB, which was filed with the Securities and Exchange Commission on March 31, 2008.

At the next regularly scheduled Board meeting, the Board expects to make a determination as to whether Dr. Mitchell qualifies as an “independent director” as defined under the rules of the NASDAQ Stock Market and will consider Dr. Mitchell’s eligibility to serve as a member of the Board’s Compensation Committee and Governance and Nominating Committee.

Item 9.01. Financial Statements and Exhibits

(d)           The following exhibit is being filed with this report

Exhibit Number	Document Description
99.1	Press Release Dated January 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: January 19, 2010	By:	/s/ Thomas Stankovich
	Name:	Thomas Stankovich
	Title:	Vice President and Chief Financial Officer